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Exhibit 23.1
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated April 17, 1998, accompanying the consolidated financial statements of The Eastwind Group, Inc. and Subsidiaries appearing in the 1998 Annual Report of the Company on Form 10-KSB for the fiscal year ended January 3, 1998 which is incorporated by reference in this Registration Statement and Prospectus. We consent to the incorporation by reference of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP

Philadelphia, Pennsylvania
May 12, 1998